    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1997.
                                               REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           LAM RESEARCH CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              94-2634797
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                             Identification No.)

                             4650 CUSHING PARKWAY
                           FREMONT, CALIFORNIA 94538
         (Address, Including Zip Code, of Principal Executive Offices)

               LAM RESEARCH CORPORATION 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                               RICHARD H. LOVGREN
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LAM RESEARCH CORPORATION
                              4650 CUSHING PARKWAY
                           FREMONT, CALIFORNIA  94538
                                 (510) 659-0200
 (Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

                               ----------------

                                    COPY TO:

                              KENTON J. KING, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                            FOUR EMBARCADERO CENTER
                        SAN FRANCISCO, CALIFORNIA  94111

                               ----------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
TITLE OF SECURITIES          AMOUNT TO BE          PROPOSED MAXIMUM           PROPOSED MAXIMUM AGGRE-          AMOUNT OF
 TO BE REGISTERED             REGISTERED      OFFERING PRICE PER SHARE (1)    GATE OFFERING PRICE (1)      REGISTRATION FEE (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $0.001 per share     5,000,000(2)                $52.44                   $262,200,000.00              $79,454.54
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock of Lam Research Corporation ("Common Stock") as reported on Nasdaq on July 30, 1997.

(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Lam Research Corporation 1997 Stock Incentive Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Lam Research Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

          (a) Joint Proxy Statement/Prospectus included as part of the Company's Registration Statement on Form S-4 filed with the Commission on July 1, 1997; and

          (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form S-1 filed with the Commission pursuant to Section 12 of the Exchange Act on May 4, 1984.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Company's Certificate of Incorporation and Bylaws provide, among other things, that, to the fullest extent authorized by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the DGCL for monetary damages for breach of their fiduciary duty as directors.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the Company's Certificate of Incorporation and Bylaws and to insure the officers and directors of the Company and its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

       Exhibit No.  Description
       -----------  -----------

       4.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and incorporated herein by reference).

       4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, dated January 30, 1997.

       4.3 Rights Agreement, dated January 23, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on January 28, 1997, as amended January 30, 1997, and incorporated herein by reference).

       4.5 Amended and Restated Bylaws of the Company (filed as Exhibit 3.10 to the Company's Current Report on Form 8-K filed on February 4, 1997 and amended on March 17, 1997, and incorporated herein by reference).

       5.1 Opinion of Shartsis, Friese & Ginsburg LLP regarding the legality of the securities being registered.

       23.1    Consent of Ernst & Young LLP, independent auditors.

       23.2    Consent of Price Waterhouse LLP, independent accountants.

       23.3 Consent of Shartsis, Friese & Ginsburg LLP (included in their opinion filed as Exhibit 5.1).

       24.1 Power of Attorney (included on the signature page of this registration statement).


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Roger D. Emerick and Richard H. Lovgren and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, State of California, on this 6th day of August, 1997.

                                         LAM RESEARCH CORPORATION


                                         By:     /s/ ROGER D. EMERICK
                                             -------------------------------
                                                     Roger D. Emerick
                                                  Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on August 6, 1997.

     /s/ ROGER D. EMERICK                   Chairman of the Board
--------------------------------
         Roger D. Emerick


    /s/ JAMES W. BAGLEY                     Chief Executive Officer
--------------------------------            (Principal Executive Officer)
        James W. Bagley


   /s/ HSIU-SHENG (WAY) TU                  President
--------------------------------
       Hsiu-Sheng (Way) Tu


    /s/ MERCEDES JOHNSON                    Vice President and Chief
--------------------------------            Financial Officer
       Mercedes Johnson                     (Principal Financial and
                                            Accounting Officer)



    /s/ DAVID G. ARSCOTT                    Director
--------------------------------
        David G. Arscott


    /s/ RICHARD J. ELKUS, JR.               Director
--------------------------------
        Richard J. Elkus, Jr.


    /s/ JACK R. HARRIS                      Director
--------------------------------
        Jack R. Harris


    /s/ GRANT M. INMAN                      Director
--------------------------------
        Grant M. Inman


    /s/ OSAMU (SAM) KANO                    Director
--------------------------------
        Osamu (Sam) Kano

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description                                                  Page
-----------    -----------                                                  ----
   4.1         Certificate of Incorporation of the Company (filed as
               Exhibit 3.1 to the Company's Annual Report on Form
               10-K for the fiscal year ended June 30, 1995, and
               incorporated herein by reference).

   4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, dated January 30, 1997.

   4.3 Rights Agreement, dated January 23, 1997, between the Company and ChaseMellon Shareholder Services,
               L.L.C. (filed as Exhibit 1 to the Company's Registration
               Statement on Form 8-A filed on January 28, 1997, as amended January 30, 1997, and incorporated herein by reference).

   4.5         Amended and Restated Bylaws of the Company (filed as
               Exhibit 3.10 to the Company's Current Report on Form 8-K filed on February 4, 1997 and amended on March 17, 1997, and incorporated herein by reference).

   5.1 Opinion of Shartsis, Friese & Ginsburg LLP regarding the legality of the securities being registered.

   23.1        Consent of Ernst & Young LLP, independent auditors.

   23.2        Consent of Price Waterhouse LLP, independent accountants.

   23.3 Consent of Shartsis, Friese & Ginsburg LLP (included in their opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this registration statement).